UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2016 (May 17, 2016)

FORESIGHT ENERGY LP
(Exact name of registrant as specified in its charter)

Delaware	001-36503	80-0778894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 North Broadway Suite 2600 Saint Louis, MO 63102
(Address of principal executive offices and zip code)

(314) 932-6160
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 17, 2016, Foresight Energy LLC and Foresight Energy Finance Corporation (together, the “Issuers”), together with Foresight Energy LP (“FELP”), Foresight Energy GP LLC and certain other subsidiaries of FELP (collectively, the “Partnership”), entered into a Transaction Support Agreement (the “Support Agreement”) with certain holders (the “Consenting Noteholders”) of the Issuers’ 7.875% Senior Notes due 2021 (the “Notes”), pursuant to which the Partnership and the Consenting Noteholders have agreed (subject to the terms and conditions set forth therein) to support a proposed global restructuring (the “Restructuring”) of the Partnership’s indebtedness and certain governance and equity matters relating to the Partnership.

Terms of the Support Agreement.

Pursuant to the Support Agreement, the parties have agreed to support and seek to consummate the Restructuring as set forth in the term sheet for the Restructuring (the “Transaction Term Sheet”) in a timely manner, including (subject to the terms and conditions set forth therein):

•

Holders of the Notes who are not affiliates of the Partnership, Reserves (as defined below) or Reserves Investor Group (as defined below) will exchange their Notes, through an exchange offer by the Partnership (the “Exchange Offer”), for:

(i)    between $114 and $120 million aggregate principal amount of second-lien senior convertible PIK notes (the “New Convertible PIK Notes”) (with a maturity date of April 7, 2017 and a 15.0% per annum PIK coupon), which may be redeemed or purchased: (a) at the Partnership’s option by or on behalf of the Partnership; (b) at the option of Murray Energy Corporation (“Murray”), by or on behalf of Murray; or (c) some combination of the purchase/redemption options described in clauses (a) and (b) that results in the entire purchase or redemption of the New Convertible PIK Notes (clauses (a), (b) and (c) being referred to as the “Note Redemption”). The New Convertible PIK Notes, if not redeemed or purchased under a Note Redemption, will convert into common units of FELP (the “Common Units”) representing 75% of the total outstanding units of FELP (including Common Units and subordinated units) on April 7, 2017;

(ii)   between $294 million and $300 million aggregate principal amount of second-lien senior secured notes due August 2021 (the “New Second Lien Notes”) (with a 9.0% per annum cash coupon for the first two years, a 10.0% per annum cash coupon thereafter plus, in each case,  an additional 1.0% per annum PIK coupon), plus an additional principal amount resulting from the capitalization of accrued and unpaid interest on the Notes held by such holders; and

(iii) warrants (the “Warrants”), to be issued on the date the Exchange Offer is consummated (the “Effective Date”), to acquire an amount of newly issued Common Units equal to 7.5% of the total outstanding units of FELP (including Common Units and subordinated units) outstanding on the date of a Note Redemption (after giving effect to the full exercise of the warrants and with certain other anti-dilution protections), exercisable only upon and after a Note Redemption until the tenth anniversary of the Note Redemption.

•

Investors in Foresight Reserves LP (“Reserves” and such investors, the “Reserves Investor Group”) will purchase, through a tender offer (the “Tender Offer”) (conditioned upon the contemporaneous consummation of the Exchange Offer described above), up to $106 million principal amount of the Notes held by holders that are not Reserves, the Reserves Investor Group or their affiliates, which shall settle contemporaneously with the settlement of the Exchange Offer (such purchased notes, the “New Affiliate Notes”). Reserves Investor Group will then exchange the New Affiliate Notes, together with $80 million principal amount of Notes currently held by them, for: (a) up to $180 million principal amount of New Convertible PIK Notes and (b) up to $6 million principal amount of New Second Lien Notes. An additional principal amount of Second Lien Notes equal to the accrued and unpaid interest on the New Affiliate Notes as of the Effective Date will be issued to the holders tendering in the Tender Offer. An additional principal amount of Second Lien Notes equal to the accrued and unpaid interest on the Notes held by Reserves Investor Group as of the Effective Date will be issued to Reserves Investor Group;

•

The Support Agreement shall terminate automatically upon the consummation of the Restructuring and shall also be subject to certain other termination events, including, among others, the commencement of a bankruptcy proceeding of the Partnership, any condition to closing of the Exchange Offer becoming incapable of being satisfied on or before July 15, 2016 and certain defaults or terminations of the Partnership’s existing forbearance agreements and transaction support agreements. Certain of the termination events under the Support Agreement may be waived or modified by at least two noteholders party to the Support Agreement that hold at least 66 2/3% of the aggregate principal amount of Notes held by the noteholders party to such agreement (excluding any noteholders who may be affiliates of the Partnership).

 Terms of the Proposed Restructuring.

The proposed Restructuring (of which the foregoing Exchange Offer, Tender Offer and their related transactions form components) consists of a series of proposed transactions, including (among other things) the following additional proposed transactions:

•

The proposed amendment and restatement of the Partnership’s Second Amended and Restated Credit Agreement in the manner contemplated by the Transaction Support Agreement, dated as of April 18, 2016, by and among Foresight Energy LLC, certain of its subsidiaries, FELP and the banks and financial institutions from time to time party thereto, as previously disclosed by the Partnership in its Current Report on Form 8-K filed on April 18, 2016;

•	Certain proposed amendments and waivers to Foresight Receivables LLC’s receivables financing agreement to (among other things) address existing defaults;
•	The proposed execution of a new intercreditor agreement among the first-lien creditors and the proposed new second-lien creditors;
•	The proposed execution of one or more release agreements among the Partnership, its principal equityholders and holders of the Notes;
•

Certain proposed operational and corporate governance changes, including the appointment of a Chief Financial Officer of the Partnership’s general partner that is not affiliated with its significant equityholders, the appointment of a board observer mutually agreed upon by the holders of the Notes and the Partnership and the establishment of a “Synergy and Conflicts Committee” tasked with review and oversight of affiliate transactions; and

•

Proposed modifications or amendments to the Partnership’s other operational or financing documents, including equipment financings, as may be necessary to address existing defaults and/or events of default and permit the other proposed Restructuring transactions.

Extension of Notes Forbearance Agreement

On May 20, 2016, the Partnership entered into an agreement with certain holders of the Notes to extend the term of the existing forbearance agreement that was entered into on December 18, 2015.  As a result of the extension, the forbearance period now runs through July 15, 2016, unless further extended by the noteholders in their sole discretion or unless earlier terminated in accordance with its terms.

The foregoing descriptions of the Support Agreement and the proposed Restructuring are qualified in their entirety by reference to the full text of the Support Agreement (including the Transaction Term Sheet which is included as Exhibit A thereto), filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The negotiations between the Partnership and its affiliates and the creditors, equityholders and other stakeholders of the Partnership concerning the terms of the proposed Restructuring transactions are ongoing and not finalized. Accordingly, there are other creditors and stakeholders of the Partnership and its affiliates who are not party to any support agreement in respect of the Restructuring and such stakeholders have not approved nor agreed (either implicitly or explicitly) to the terms of the Support Agreement, the Transaction Term Sheet or the Restructuring transactions contemplated thereby, nor are they bound to take (or refrain from taking) any actions as a result of the effectiveness of the Support Agreement.

There can be no assurances that any of the foregoing parties will not take any actions, either now or in the future, that are adverse to the Restructuring transactions.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this Current Report on Form 8-K may constitute “forward-looking statements.” The words “propose,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “outlook,” “estimate,” “potential,” “continues,” “may,” “will,” “seek,” “approximately,” “predict,” “anticipate,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that the future developments affecting us will be those that we anticipate. All comments concerning the proposed

Restructuring described herein are based on the current state of the ongoing related negotiations.

The successful consummation of the transactions contemplated by the Support Agreement, which are currently being negotiated with various stakeholders as part of the proposed Restructuring, are subject to various conditions, including the successful negotiation of definitive documentation and other conditions that are not within the control of the Partnership or its affiliates. There can be no assurances that the Partnership or any of its affiliates will be able to successfully negotiate or implement any of the proposed Restructuring transactions contemplated by the Support Agreement, or if they are able to do so, that such negotiation or implementation will be consistent with the terms described herein.

We continue to experience substantial financial, business, operational and reputational risks that threaten our ability to continue as a going concern and could materially affect our present expectations and projections. For additional information regarding known material factors that could cause our actual results to differ from those contained in or implied by forward-looking statements, please see the section entitled “Risk Factors” in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on March 15, 2016.

You are cautioned not to place undue reliance on forward-looking statements, which are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1

Transaction Support Agreement, dated as of May 17, 2016, by and among Foresight Energy GP LLC, Foresight Energy LLC, Foresight Energy Finance Corporation, certain of their subsidiaries, Foresight Energy LP, Wilmington Savings Fund Society, FSB as the successor indenture trustee and the holders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Foresight Energy LP
By:	Foresight Energy GP LLC,
its general partner
By:	/s/ Robert D. Moore
Robert D. Moore
President and Chief Executive Officer
Date: May 23, 2016